Exhibit 99.1

FOR IMMEDIATE RELEASE

ENNIS, INC. REPORTS RESULTS

FOR THE FIRST QUARTER ENDED MAY 31, 2017

Midlothian, TX. June 26, 2017 — Ennis, Inc. (the “Company”), (NYSE: EBF), today reported financial results for the first quarter ended May 31, 2017. Highlights include:

•	Print sales increased $4.2 million, or 4.6% on a comparative quarter basis.

•	Print’s gross profit margin increased from 29.5% to 31.6% on a comparative quarter basis.

•	Diluted earnings per share from print operations increased from $0.26 to $0.31.

Financial Overview

This financial overview includes the Company’s continuing print operations and its discontinued apparel operations on a separate and combined basis. The Company sold Alstyle Apparel on May 25, 2016, resulting in the print division becoming the on-going continuing operations of the Company thereafter.

The Company’s net print sales for the first quarter ended May 31, 2017 were $94.6 million compared to $90.4 million for the same quarter last year, an increase of 4.6%. Gross profit margin (“margin”) for continuing operations was $29.9 million for the quarter, or 31.6%, as compared to $26.7 million, or 29.5% for the same quarter last year. The Company’s margin in the first quarter last year was negatively impacted by approximately $1.3 million in connection with the move of one of its folder operations. Diluted earnings per share for the print operations were $0.31, compared to $0.26 for the same quarter last year.

Last year’s May 31, 2016 first quarter earnings from the apparel discontinued operations was $0.10 per diluted share, and the combined earnings for continued and discontinued operations was $0.36 per diluted share for the quarter. The net loss from the sale of the Company’s apparel operations during the quarter, net of tax, was $26.0 million, or ($1.01) per diluted share. The net loss included a $16.0 million, or $10.3 million net of taxes, write-off of the Company’s balance of foreign currency translation adjustments recorded in accumulated other comprehensive income. As a result, for the quarter ended May 31, 2016, the Company realized a net loss of ($16.9) million, or ($0.65) per diluted share.

Non-GAAP Reconciliations

The Company believes the non-GAAP financial measure of EBITDA (EBITDA is calculated as net earnings from continuing operations before interest, taxes, depreciation, and amortization) provides important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. The Company believes adding back the specified items to net earnings provides a more meaningful comparison to the corresponding reported periods and internal budgets and forecasts, provides management with a more relevant measurement of operating performance and yields metrics which are more useful in assessing management performance. In addition, EBITDA is a component of the financial covenants and an interest rate metric in the Company’s credit facility. While management believes this non-GAAP financial measure is useful in evaluating Ennis, this information should be considered as supplemental in nature and not as a substitute for, or superior to, the related financial information prepared in accordance with GAAP.

During the first quarter ending May 31, 2017, the Company generated EBITDA from print operations of $16.1 million compared to $13.8 million for the comparable quarter last year.

The following table reconciles EBITDA from print operations, a non-GAAP financial measure, to the most comparable GAAP measure, net earnings from continuing operations (dollars in thousands).

	Three months ended
	May 31,	May 31,
	2017	2016
Net earnings from continuing operations	$7,784	$6,683
Income tax expense	4,571	3,925
Interest expense	190	2
Depreciation and amortization	3,521	3,142

EBITDA from continuing operations (non-GAAP)	$16,066	$13,752

% of sales	17.0%	15.2%

Keith Walters, Chairman, Chief Executive Officer and President, commented on continuing operations by stating, “We are pleased with the operational performance during the first quarter. The integration of our most recent acquisition, Independent Printing Company, is coming along nicely. Its operations for the quarter added approximately $9.7 million in sales and $0.03 to our diluted earnings per share. On March 1, 2017, we changed the remaining useful lives of the Company’s trade names from indefinite-life to definite-life, which negatively impacted our financial results by approximately $0.01 per diluted share. Also, as recently announced, our Board, after considering our cash position, debt level, and anticipated cash flows, along with our focus on opportunities for share repurchases and acquisitions, increased our quarterly dividend rate from $0.175 per share to $0.20 per share, an increase of 14.3%. In connection with our share repurchase program, during the quarter we repurchased 191,033 shares of our common stock at an average price of $17.33 per share and have $18.4 million still available under our program. Finally, I would like to remind our shareholders that our annual shareholders’ meeting is scheduled for July 20, 2017 and we hope to see you there.”

About Ennis

Since 1909, Ennis, Inc. is primarily engaged in the production and sale of business forms and other business products. The Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, the Company has production and distribution facilities strategically located throughout the USA to serve the Company’s national network of distributors. Ennis manufactures and sells business forms, other printed business products, printed and electronic media, presentation products, flex-o-graphic printing, advertising specialties and Post-it® Notes, internal bank forms, plastic cards, secure and negotiable documents, envelopes, tags and labels and other custom products. For more information, visit www.ennis.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions while growing its business in a competitive environment, the Company’s ability to adapt and expand its services in such an environment and the variability in the prices of paper and other raw materials. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending February 28, 2017. The Company does not undertake, and hereby disclaims, any duty or obligation to update or otherwise revise any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, although its situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Mr. Richard L. Travis, Jr., CFO, Treasurer and Principal Financial and Accounting Officer

Mr. Michael D. Magill, Executive Vice President and Secretary

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com

Ennis, Inc.

Condensed Consolidated Financial Information

(In thousands, except share and per share amounts)

	Three months ended
	May 31,	May 31,
	2017	2016
Condensed Consolidated Operating Results
Revenues	$94,590	$90,410
Cost of goods sold	64,671	63,716

Gross profit margin	29,919	26,694
Operating expenses	17,387	16,077

Operating income	12,532	10,617
Other expense	177	9

Earnings from continuing operations before income taxes	12,355	10,608
Income tax expense	4,571	3,925

Earnings from continuing operations	7,784	6,683
Income from discontinued operations, net of tax	—	2,481
Loss on sale of discontinued operations, net of tax	—	(26,042)

Net earnings (loss)	$7,784	$(16,878)

Weighted average common shares outstanding
Basic	25,422,856	25,783,770

Diluted	25,436,787	25,810,735

Earnings (loss) per share—basic and diluted
Earnings per share on continuing operations	$0.31	$0.26
Earnings per share on discontinued operations	—	0.10

	0.31	0.36
Loss per share on sale of discontinued operations	—	(1.01)

Net earnings (loss)	$0.31	$(0.65)

	May 31,	February 28,
	2017	2017
Condensed Consolidated Balance Sheet Information
Assets
Current assets
Cash	$84,323	$80,466
Accounts receivable, net	36,359	37,368
Inventories, net	29,249	27,965
Other	2,355	3,451

	152,286	149,250

Property, plant & equipment	48,626	49,995
Other	123,486	125,040

	$324,398	$324,285

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$11,661	$14,202
Accrued expenses	17,764	15,766

	29,425	29,968

Long-term debt	30,000	30,000
Other non-current liabilities	13,031	12,962

Total liabilities	72,456	72,930

Shareholders’ equity	251,942	251,355

	$324,398	$324,285

	Three months ended
	May 31,
	2017	2016
Condensed Consolidated Cash Flow Information
Cash provided by operating activities	$12,346	$15,047
Cash provided by (used in) investing activities	(711)	106,037
Cash used in financing activities	(7,778)	(6,620)

Change in cash	3,857	114,464
Cash at beginning of period	80,466	7,957

Cash at end of period	$84,323	$122,421

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